                                                                     Exhibit 3.1

                    CERTIFICATE OF OWNERSHIP AND MERGER OF

              ITC HOLDING COMPANY, INC., A DELAWARE CORPORATION,

                                 WITH AND INTO

                  ITC/\DELTACOM, INC., A DELAWARE CORPORATION

      Pursuant to Section 253 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), ITC HOLDING COMPANY, INC. ("ITC HOLDING") hereby certifies that:

1.    ITC Holding was incorporated in the State of Delaware on August 25, 1994.

2. ITC Holding is the sole owner of 100% of the outstanding shares of capital stock of ITC/\DeltaCom, Inc. ("ITC/\DELTACOM"), consisting of 15 million shares of Class B Common Stock, par value $.01 per share.

3.    ITC/\DeltaCom was incorporated in the State of Delaware on March 24, 1997.

4. At a meeting duly held on October 14, 1997, the Board of Directors of ITC Holding duly adopted the resolutions attached as Appendix A hereto,
                                                       ----------
      incorporated by reference herein and made an integral part hereof (the "MERGER RESOLUTIONS"), authorizing the merger of ITC Holding with and into ITC/\DeltaCom (the "MERGER") pursuant to Section 253 of the DGCL, such Merger to be effective at such time and on such date as provided in the Merger Resolutions and in this Certificate of Ownership and Merger (the "EFFECTIVE TIME"), subject to the further terms and conditions specified in the Merger Resolutions.

5. The Merger, on the terms and conditions set forth herein, has been approved by holders of a majority of the outstanding shares of common stock of ITC Holding entitled to vote thereon, and by the sole stockholder of the outstanding shares of preferred stock of ITC Holding, in each case by written consent without a meeting in accordance Section 228 of the DGCL.

6. The name of the surviving corporation shall be "ITC/\DeltaCom, Inc." and the Certificate of Incorporation of ITC/\DeltaCom (including the Certificate of Designations for the Series A Convertible Preferred Stock, par value $.01 per share, of ITC/\DeltaCom set forth in Attachment 1
                                                              ------------
      thereto) shall be amended in the Merger to read in its entirety as set forth in Exhibit A to the Merger Resolutions and, as so amended, shall be
               ---------
      the certificate of incorporation of the surviving corporation.

7. The Effective Time shall be 11:00 p.m., Eastern Daylight Time, on October 20, 1997.

      IN WITNESS WHEREOF, ITC Holding Company, Inc. has caused this Certificate of Ownership and Merger to be executed by William H. Scott, III, its President and Dabsey M. Gray, its Vice President, Controller and Assistant Secretary, this 20th day of October, 1997.


                         ITC HOLDING COMPANY, INC.,
                         a Delaware corporation

                         BY: /s/ William H. Scott, III
                             -------------------------
                         NAME: William H. Scott, III
                         TITLE: President


ATTEST



By: /s/ Dabsey M. Gray
    ----------------------------
    Name: Dabsey M. Gray
    Title: Vice President, Controller and Assistant Secretary

                                                                      APPENDIX A
                                                                      ----------

   MERGER RESOLUTIONS OF THE BOARD OF DIRECTORS OF ITC HOLDING COMPANY, INC.

          [INCLUDING IN EXHIBIT A, THE CERTIFICATE OF INCORPORATION OF
                        ---------
                       ITC/\DELTACOM, INC. (INCLUDING THE
                SERIES A PREFERRED CERTIFICATE OF DESIGNATIONS)]

                                                                      Appendix A

               ITC HOLDING COMPANY, INC., A DELAWARE CORPORATION

                     RESOLUTIONS OF THE BOARD OF DIRECTORS
                           ADOPTED AT A MEETING HELD
                               OCTOBER 14, 1997

     MERGER OF THE CORPORATION INTO ITS SUBSIDIARY, ITC/\DELTACOM, INC.

     WHEREAS, on September 30, 1997, the Corporation's subsidiary, ITC/\DeltaCom, filed a registration statement with the Securities and Exchange Commission with respect to a proposed underwritten initial public offering of common stock (the "ITC/\DELTACOM PUBLIC EQUITY OFFERING"), which registration statement has not yet become effective;

     WHEREAS, in order to facilitate the ITC/\DeltaCom Public Equity Offering, the Corporation is undertaking the Reorganization, including, among other things, the Reorganization Transfer to ITC West Point;

     WHEREAS, as part of the Reorganization, the Board of Directors believes that it is advisable and in the best interests of the Corporation and its stockholders that, subsequent to completion of the Reorganization Transfer, the Corporation be merged with and into ITC/\DeltaCom (the "MERGER") pursuant to the provisions of Section 253 of the Delaware General Corporation Law, substantially on the terms and conditions set forth in these resolutions (the "MERGER RESOLUTIONS");

     WHEREAS, the Merger is intended to qualify for federal income tax purposes as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, as part of the Reorganization, the Board of Directors believes that it is desirable and in the best interests of the Corporation to convert the outstanding but unexercised options to purchase ITC Holding capital stock (the "ITC HOLDING OPTIONS"), into separately exercisable options to acquire (i) common stock of ITC/\DeltaCom (the "ITC/\DELTACOM OPTIONS") and (ii) common stock of ITC West Point (the "ITC WEST POINT COMMON" and the "ITC WEST POINT OPTIONS");

                    MERGER; EFFECTIVE TIME; PREPARATION, EXECUTION AND FILING OF CERTIFICATE OF OWNERSHIP AND MERGER

     NOW THEREFORE BE IT

     RESOLVED FURTHER, that it is advisable and in the best interests of the Corporation and its stockholders that the Corporation consummate the Merger;

     RESOLVED FURTHER, that the Corporation merge with and into ITC/\DeltaCom;

     RESOLVED FURTHER, that the Merger shall be effective (the "EFFECTIVE TIME") on the date and at the time specified in, and subject to the filing with the Secretary of State of the State of Delaware of, an appropriate Certificate of Ownership and Merger incorporating these Merger Resolutions, and further subject to the approval of the Merger by holders of a majority of the outstanding shares of the Corporation's common stock, par value $.01 per share ("ITC HOLDING COMMON") and by the sole holder of the outstanding shares of the Corporation's Series A Convertible Preferred Stock, par value $.01 per share ("ITC HOLDING PREFERRED"), and to the further terms and conditions set forth in these Merger Resolutions;

     RESOLVED FURTHER, that each of the Chairman, President or any Senior Vice President of this Corporation hereby is authorized to prepare or cause to be prepared, and to execute, and each of the Secretary or any Assistant Secretary hereby is authorized to attest, a Certificate of Ownership and Merger complying with the requirements of Section 253 of the Delaware General Corporation Law, setting forth a copy and the date of adoption of these Merger Resolution, and specifying the Effective Time, and to cause such Certificate of Ownership and Merger to be filed with the Secretary of State of the State of Delaware, and to do all acts and things, whether within or without the State of Delaware, that, in the determination of such officer, may be in any way necessary or appropriate to effect the Merger (such determination to be conclusively, but not exclusively, evidenced by the execution of such certificate or certificates by any such officer);

     RESOLVED FURTHER, that, at the Effective Time, the separate corporate existence of ITC Holding shall cease and ITC/\DeltaCom shall assume all obligations of the Corporation outstanding at such time that have not otherwise been assigned to and assumed by another entity or person;

                    CERTIFICATE OF INCORPORATION, BYLAWS, OFFICERS AND DIRECTORS OF SURVIVING CORPORATION

     RESOLVED FURTHER, that at the Effective Time, the name of the surviving corporation shall be "ITC/\DeltaCom, Inc." and, by virtue of the Merger, the Certificate of Incorporation of ITC/\DeltaCom shall be amended in its entirety to read in the form presented to the Board of Directors for this meeting and attached to the minutes thereof as EXHIBIT 2 (including as an integral part
                                   ---------
thereof and incorporated by reference therein, the Certificate of Designations for the Series A Convertible Preferred Stock, $.01 per share, of ITC/\DeltaCom set forth in ATTACHMENT 1 to such Certificate of Incorporation (the "CERTIFICATE
             ------------
OF DESIGNATIONS")), and, as so amended, shall be, collectively, the certificate of incorporation of the surviving corporation (the "ITC/\DELTACOM CHARTER");

     RESOLVED FURTHER, that the Bylaws of ITC/\DeltaCom as in effect immediately prior to the Effective Time shall be the Bylaws of the surviving corporation as of the Effective Time, without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law;

     RESOLVED FURTHER, that the persons who are officers and directors of ITC/\DeltaCom immediately prior to the Effective Time shall, after the Effective Time, be the officers and directors of the surviving corporation, without change until their successors have been duly elected and qualified;

                    EFFECT ON CAPITAL STOCK AND STOCK OPTIONS

                              EFFECT ON CAPITAL STOCK
     RESOLVED FURTHER, that at the Effective Time:

          (i) each outstanding share of ITC/\DeltaCom Class B Common Stock owned of record by ITC Holding shall cease to be outstanding, without any payment being made in respect thereof;

          (ii) each share of ITC Holding Common shall be converted into 2.304012 (assuming that there are 24,075,000 shares of capital stock of ITC/\DeltaCom outstanding immediately after such conversion) fully paid and nonassessable shares of common stock, par value $.01 per share, of ITC/\DeltaCom, having such rights, terms, and preferences as set forth in the ITC/\DeltaCom Charter (the "ITC/\DELTACOM COMMON") (the "COMMON STOCK CONVERSION RATIO"); provided, however, that no fractional shares of ITC/\DeltaCom Common shall be issued pursuant to such conversion, and in lieu of fractional shares of ITC/\DeltaCom Common resulting from such conversion, there shall be paid, upon surrender of certificates formerly representing shares of ITC Holding Common, to each holder of ITC Holding Common who otherwise would be entitled to receive a fractional share of ITC/\DeltaCom Common an amount of cash (without interest) determined by multiplying such fraction by the initial public offering price per share of ITC/\DeltaCom's common stock;

          (iii)  each share of ITC Holding Preferred shall be converted into
2.304012 (assuming that there are 24,075,000 shares of capital stock of ITC/\DeltaCom outstanding immediately after such conversion) fully paid and nonassessable shares of Series A Convertible Preferred Stock, par value $.01 per share, of ITC/\DeltaCom, having such rights, terms, and preferences, as are set forth in the Certificate of Designations attached as Attachment 1 to the
                                                     ------------
ITC/\DeltaCom Charter (the "ITC/\DELTACOM PREFERRED"); provided, however, that no fractional shares of ITC/\DeltaCom Preferred shall be issued pursuant to such conversion, and in lieu of fractional shares of ITC/\DeltaCom Preferred resulting from such conversion, there shall be paid, upon surrender of certificates formerly representing shares of ITC Holding Preferred, to each holder of ITC Holding

Preferred who otherwise would be entitled to receive a fractional share of ITC/\DeltaCom Preferred an amount of cash (without interest) determined by multiplying such fraction by the Initial Conversion Price for the ITC/\DeltaCom Preferred (as such term is defined in the Certificate of Designations for the ITC/\DeltaCom Preferred);

          (iv) certificates for the ITC/\DeltaCom Common shall be issued (and cash in lieu of fractional shares shall be paid) to each former holder of ITC Holding Common upon surrender to ITC/\DeltaCom of such stockholder's certificates representing its shares of ITC Holding Common outstanding immediately prior to the Effective Time, and certificates for the ITC/\DeltaCom Preferred shall be issued (and cash in lieu of fractional shares shall be paid) to each holder of ITC Holding Preferred upon surrender to ITC/\DeltaCom of such stockholder's certificates representing its shares of ITC Holding Preferred outstanding immediately prior to the Effective Time;

     RESOLVED FURTHER, that all certificates representing shares of ITC/\DeltaCom stock distributed in connection with the Merger shall bear legends restricting transfer as required under applicable corporate and securities laws;

                      EFFECT ON ITC HOLDING STOCK OPTIONS

     RESOLVED FURTHER, that at the Effective Time, each outstanding ITC Holding Option will convert into (i) ITC/\DeltaCom Options representing the option to acquire the number of shares of ITC/\DeltaCom Common obtained by multiplying the Common Stock Conversion Ratio by the number of shares of ITC Holding common that were subject to the ITC Holding Option, minus any fractional shares and (ii) one ITC West Point Option (such that, including any fractional shares, the number of shares that may be obtained upon exercise equals the number of shares of ITC/\DeltaCom Common or ITC West Point, as the case may be, that the option holder would have received had he or she been the holder at the Effective Time of the shares of ITC Holding Common that would have been received upon exercise of the ITC Holding Option);

     RESOLVED FURTHER, that, promptly after the initial public offering price per share of the ITC/\DeltaCom Common is established (the "VALUATION TIME"), the relative fair market values of ITC/\DeltaCom and ITC West Point will be established for purposes of determining the option exercise price for the replacement options. The fair market value of ITC/\DeltaCom will be a function of the initial public offering price per share of ITC/\DeltaCom Common, and the fair market value of ITC West Point will be established by the Board of Directors of ITC West Point (or a committee thereof), using a methodology consistent with past practices of the Corporation for determining fair market values for purposes of granting incentive stock options of the Corporation;

     RESOLVED FURTHER, that the aggregate option exercise price payable by a holder of ITC Holding Stock Options with respect to shares subject to unexercised ITC Holding Stock Options shall be allocated between the ITC/\DeltaCom Options and the ITC West Point Options based on the relative fair market values of ITC/\DeltaCom and ITC West Point at the Valuation Time;

     RESOLVED FURTHER, that each holder of ITC Holding Options shall be paid as compensation a cash amount equal to the fair market value as of the Valuation Time of any fractional share resulting from the conversion of the ITC Holding Options into ITC/\DeltaCom Options in connection with the Merger;

                  EFFECT ON OUTSTANDING ITC/\DELTACOM OPTIONS

          RESOLVED FURTHER, that each holder of options to purchase shares of ITC/\DeltaCom Common under the ITC/\DeltaCom 1997 Stock Option Plan or the ITC/\DeltaCom Director Stock Option Plan, shall be paid as compensation a cash amount equal to the fair market value as of the Valuation Time of any fractional share(s) resulting from adjustment of such stock options in connection with the Merger.

     RESOLVED FURTHER, that the ITC/\DeltaCom Options and the ITC West Point Options will otherwise have substantially the same terms as the ITC Holding Stock Options being converted with respect to vesting, methods of exercise, forfeiture and effect of termination of employment (adjusted as required (including, without limitation, adjustments to vesting, plan administration, and incentive/non-incentive option status) to give effect to the post-Reorganization structures of ITC/\DeltaCom and ITC West Point); and

          CONDITIONS TO EFFECTIVENESS OF THE MERGER

     RESOLVED FURTHER, that the following shall be conditions to the effectiveness of the Merger and the transactions contemplated thereby:

          (i) the Merger shall have been approved by holders of a majority of the outstanding ITC Holding Common entitled to vote thereon and by holders of at least two-thirds of the outstanding ITC Holding Preferred entitled to vote thereon;

          (ii) all regulatory approvals necessary or desirable in connection with the consummation of the Merger and the transactions contemplated thereby shall have been obtained or waived by the Corporation;

          (iii)  the Reorganization Transfer shall have been completed; and

          (iv) no suit, action, proceeding or other litigation shall have been commenced or threatened to be commenced which, in the opinion of the Corporation or ITC/\DeltaCom, would pose a material restriction on or impair consummation of the Merger, or the conduct of the business of or ITC/\DeltaCom after the Effective Time, or create a risk of subjecting the Corporation or ITC/\DeltaCom, or their respective stockholders, officers, or directors, to material damages, costs, liability or other relief in connection with the Merger;

          RECOMMENDATION TO ITC HOLDING STOCKHOLDERS

     RESOLVED FURTHER, that the proposed Merger hereby is determined to be advisable and in the best interests of the stockholders of ITC Holding, and the Board of Directors hereby recommends approval of the Merger by the stockholders of the Corporation;

     RESOLVED FURTHER, that the officers of the Corporation (or any one or more of them), in the name and on behalf of the Corporation, hereby are authorized to submit the terms of the proposed Merger to the stockholders of the Corporation for approval;

          INFORMATION STATEMENT

     RESOLVED FURTHER, that the Information Statement prepared in connection with the Merger hereby is approved and adopted (including, specifically and without limitation, the valuations as of September 30, 1997 of the Corporation's subsidiary businesses set forth therein and the valuations as of August 31, 1997 of certain assets of the Corporation set forth in Attachment F thereto);
                                                  ------------

     RESOLVED FURTHER, that the officers of the Corporation (or any one or more of them), in the name and on behalf of the Corporation, hereby are authorized to provide the Information Statement to the stockholders of the Corporation in substantially the form provided to the Board of Directions in connection with this meeting (a copy of which is attached to the Minutes), with such changes, additions, and deletions as any such officer may determine to be necessary or appropriate (such determination to be conclusively but not exclusively evidenced by such officer's supplying the Information Statement to the stockholders of the Corporation);

          NOTIFICATION OF EFFECTIVENESS OF MERGER

     RESOLVED FURTHER, that if the Merger is approved by less than unanimous consent of the stockholders of ITC Holding, the Corporation shall provide prompt notice of the approval of the Merger to those stockholders who have not consented thereto in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action pursuant to the Section 228 of the Delaware General Corporation Law were received by the Corporation;

     RESOLVED FURTHER, that after the Merger is effective, ITC/\DeltaCom shall provide written notice thereof to each holder of ITC Holding Common, ITC Holding Preferred, and ITC Holding Stock Options of record immediately prior the effectiveness of the Merger, which notice shall include instructions for obtaining new certificates representing shares of ITC/\DeltaCom Common and ITC/\DeltaCom Preferred issuable pursuant to these resolutions;

          AMENDMENT OR TERMINATION OF MERGER

     RESOLVED FURTHER, that, subject to applicable law and subject to the rights of the stockholders of the Corporation further to approve any amendment which would have a material adverse effect on such stockholders, the Certificate of Ownership and Merger may be amended, modified or supplemented by duly adopted resolution of the Board of Directors at any time prior to the Effective Time (including after approval by the stockholders of the Corporation) with respect to any of the terms contained herein;

     RESOLVED FURTHER, that at any time prior to the Effective Time, the Certificate of Ownership and Merger may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of the Corporation, notwithstanding approval of the Merger by the stockholders of the Corporation, if circumstances arise which, in the opinion of the Board of Directors of the Corporation, make the Merger inadvisable or such deferral of the time of consummation advisable;

  SECURITIES LAWS MATTERS

     RESOLVED FURTHER, that it is desirable and in the best interest of the Corporation that the shares of capital stock of ITC West Point and of ITC/\DeltaCom being distributed to stockholders of the Corporation in connection with the Reorganization (including the Merger) (the "SECURITIES") be qualified or registered for sale for purposes of the offering and sale in various states; that the officers of the Corporation, or any one or more of them, are hereby authorized, in the name and on behalf of the Corporation, to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as any of them may determine to be necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officers or officer); that such officers, or any one or more of them, are hereby authorized, in the name and on behalf of the Corporation, to perform any and all such acts as any of them may determine to be necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officers or officer) in order to comply with the applicable laws of any such states, and in connection therewith to execute (by power of attorney or otherwise) and file all documents, including but not limited to applications, reports, surety bonds, irrevocable consents, and appointments of attorneys of service of process, in connection therewith; and that the execution (by power of attorney or otherwise) by such officers or officer of any such document or the doing by any of them of any act in connection with the foregoing matters shall conclusively, but not exclusively, establish their or his or her authority therefor from the Corporation and the approval and ratification by the Corporation of the documents so executed and the action so taken;

          RESOLVED FURTHER, that the officers of the Corporation, or any one or more of them, are hereby authorized, in the name and on behalf of the Corporation, to take any and all action that any of them may determine to be necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officers or officer) in order to obtain a permit with respect to the Securities, to register or qualify the Securities for issuance and sale, to request and obtain an exemption from registration of the Securities, or to register or obtain a license for the Corporation as a dealer or broker under the securities laws of such states, and in connection with such registration, permits, licenses, qualifications and exemptions, to execute (by power of attorney or otherwise), acknowledge, verify, deliver, file, and publish all such applications, reports, issuer's covenants, resolutions, irrevocable consents to service of process, powers of attorney, and other documents as may be required under such laws or as such officers or officer may determine to be necessary or appropriate to be filed thereunder (such determination to be conclusively, but not exclusively, evidenced by the action taken or execution by such officers or officer), and to take any and all such other actions as any one or more them shall determine to be necessary or appropriate (such determination to be conclusively, but not exclusively, evidenced by the action taken by such officers or officer) in order to maintain such registration, exemption, or license in effect for as long as any of them may determine it to be in the best interests of the Corporation;

          RESOLVED FURTHER, that any and all resolutions required by any such state or other jurisdictional authority in connection therewith or determined by such officers or officer to be necessary or appropriate and which are consistent with the foregoing are hereby adopted, and the Secretary is directed to attach copies of all such resolutions to these resolutions;

          RESOLVED FURTHER, that the officers of the Corporation, and each of them, in the name and on behalf of the Corporation, are hereby authorized to take all other actions and to execute, deliver and file all documents and instruments, as may be determined by such officer to be necessary or desirable to carry out the foregoing resolutions and the transactions contemplated thereby (such determination to be conclusively, but not exclusively, evidenced by such actions or execution of such documents);

          RESOLVED FURTHER, that all actions heretofore taken by the officers of the Corporation in connection with the foregoing resolutions and the transactions contemplated thereby are hereby ratified, approved and confirmed in all respects;

     APPOINTMENT OF REORGANIZATION COMMITTEE

     RESOLVED FURTHER, that Campbell B. Lanier III and William H. Scott, III are appointed as the sole members of a newly constituted Reorganization Committee of the Board of Directors with the power and authority in the name and on behalf of the Corporation to (i) make any determinations regarding implementation of the Reorganization (including, without limitation, the Merger) with respect to ITC Holding Stock Options and the plan pursuant to which such options were granted and (ii) execute such written consents in the name and on behalf of the Corporation as the sole stockholder of each of ITC/\DeltaCom, ITC West Point, and any other subsidiary of the Corporation as such Committee shall determine to be necessary or appropriate to approve any and all matters relating to the Reorganization (including, without limitation, the Merger) (such determination to be conclusively, but not exclusively, evidenced by any such action by such Committee);

     GENERAL AUTHORIZATION AND RATIFICATION

     RESOLVED FURTHER, that the officers of the Corporation, or any of them, hereby are authorized, in the name and on behalf of the Corporation, to take all such actions and to prepare, execute, deliver, file or record all such documents as they (or any of them) may determine to be necessary or appropriate in connection with effecting the foregoing resolutions and the transactions contemplated thereunder (such determination to be conclusively, but not exclusively, evidenced by the execution, delivery, filing or recordation thereof by such officer(s)), and all such actions heretofore taken by any such officer hereby are authorized, approved, ratified, and confirmed in all respects.

                                                                       Exhibit A

                         CERTIFICATE OF INCORPORATION

                                      OF

                              ITC/\DELTACOM, INC.



1.  NAME.

          The name of the corporation is ITC/\DeltaCom, Inc. (the
"Corporation").

2.  REGISTERED OFFICE AND AGENT.

          The registered office of the Corporation shall be located at 1013 Centre Road, Wilmington, Delaware 19805 in the County of New Castle. The registered agent of the Corporation at such address shall be Corporation Service Company.

3.  PURPOSE AND POWERS.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time amended (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4.  INCORPORATOR; INITIAL DIRECTORS.

    4.1.  Incorporator.

          The name and mailing address of the incorporator (the "Incorporator") are ITC Holding Company, Inc., 1239 O.G. Skinner Drive, West Point, Georgia 31833. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

    4.2.  Initial Directors.

          The following persons, having the following mailing addresses, shall serve as the directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified:


                NAME                    CLASS           MAILING ADDRESS
                ----                    -----           ---------------

    Campbell B. Lanier, III                I        206 West 9th Street
                                                    West Point, Georgia 31833

    Andrew M. Walker                       I        206 West 9th Street
                                                    West Point, Georgia 31833

    William B. Timmerman                   I        206 West 9th Street
                                                    West Point, Georgia 31833

    Robert A. Dolson                      II        206 West 9th Street
                                                    West Point, Georgia 31833

    O. Gene Gabbard                       II        206 West 9th Street
                                                    West Point, Georgia 31833

    William H. Scott, III                 II        206 West 9th Street
                                                    West Point, Georgia 31833

    Donald W. Burton                      III       206 West 9th Street
                                                    West Point, Georgia 31833

    Malcolm C. Davenport, V               III       206 West 9th Street
                                                    West Point, Georgia 31833

    William T. Parr                       III       206 West 9th Street
                                                    West Point, Georgia 31833

5.  CAPITAL STOCK.

    5.1.  Authorized Shares; Increase in Authorized Shares.

          The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 95,000,000 shares, of which 90,000,000 shares shall be classified as shares of Common Stock, with a par value of $0.01 per share ("Common Stock"), and 5,000,000 shares shall be classified as shares of Preferred Stock, with a par value of $0.01 per share ("Preferred Stock"). The Board of Directors expressly is authorized to provide for the issuance of shares of Preferred Stock in one or more series without the approval of the stockholders of the Corporation. The number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote (irrespective of the right to vote thereupon as a class that the holders of the shares of any such class would otherwise be entitled to under
Section 242(b)(2) of the Delaware General Corporation Law).

    5.2.  Common Stock.

          5.2.1.  Relative Rights.

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificates of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as, and be identical in all respects to, all the other shares of Common Stock.

          5.2.2.  Voting Rights.

          Each holder of record of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote in person or by proxy for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

          5.2.3.  Dividends.

          Subject to the rights, if any, of the holders of shares of Preferred Stock, the holders of record of the Common Stock, and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

          5.2.4.  Dissolution, Liquidation, Winding Up.

          In the event of any dissolution, liquidation or winding up of the Corporation (whether voluntary or involuntary), the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate (in whole or in part) therewith as to distribution of assets, shall become entitled to participate equally on a per-share basis in the distribution of any assets of the Corporation remaining after the Corporation shall have paid or provided for payment of all debts and liabilities of the Corporation, and shall have paid (or set aside for payment) to the holders of any class or series of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled.

    5.3.  Preferred Stock.

          5.3.1.  Issuance, Designations, Powers, Etc.

          The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide (by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law) for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

          (i) the number of shares constituting that series and the distinctive designation of that series;

          (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

          Pursuant to authority granted to the Board of Directors of the Corporation in the Corporation's original Certificate of Incorporation, on October 16, 1997, the Board of Directors of the Corporation duly adopted resolutions creating the Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation, the rights, powers and preferences for which are set forth in Attachment 1 hereto
                                                          ------------
and incorporated by reference herein and made an integral part hereof.


          5.3.2.  Dissolution, Liquidation, Winding Up.

          In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

    5.4.  Redemption.

          Notwithstanding any other provision of this Certificate of Incorporation to the contrary, outstanding shares of stock of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

          (a) The redemption price of the shares to be redeemed pursuant to this Section 5.4 shall be determined by the Board of Directors and shall be equal to the Fair Market Value (as defined herein) of such shares or, if such shares were purchased by one or more Disqualified Holders (as defined herein) within one year of the Redemption Date (as defined herein), the lesser of (i) the Fair Market Value of such shares and (ii) the purchase price paid by such Disqualified Holder for such shares.

          (b) At the election of the Corporation, the redemption price of such shares may be paid in cash, Redemption Securities (as defined herein) or any combination thereof.

          (c) If fewer than all shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors.

          (d) At least 30 days' prior written notice of the Redemption Date shall be given to any Disqualified Holder of shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to such holder if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such holder and subject to immediate withdrawal by it upon surrender of the stock certificates formerly representing the shares redeemed.

          (e) From and after the Redemption Date, any and all rights of whatever nature that any Disqualified Holder may have with respect to any shares selected for redemption (including, without limitation, any rights to vote or participate in dividends declared on stock of the same class or series as such shares) shall cease and terminate, and such Disqualified Holder shall thenceforth be entitled only to receive, with respect to such shares, the cash or Redemption Securities payable upon redemption.

          (f) The Board of Directors may also impose additional terms and conditions.

          (g)   For purposes of this Section 5.4:

            (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

            (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price (as defined herein) for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to paragraph (d) of this
                  Section 5.4; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the Nasdaq National Market of The Nasdaq Stock Market, Inc. or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

            (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Section 5.4.

            (iv) "Redemption Securities" shall mean any debt or equity securities of the Corporation, any of its subsidiaries or any other corporations, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to paragraph (d) of this Section 5.4, at least equal to the price required to be paid pursuant to paragraph (a) of this
                   Section 5.4 (assuming for purposes of such valuation, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and trading under normal conditions).

6.  BOARD OF DIRECTORS.

    6.1.  Classification.

          Except as otherwise provided in this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, voting separately by series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by the Board of Directors of the Corporation. The directors, other than those who may be elected by the holders of any series of Preferred Stock voting separately by series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time by the Board of Directors to maintain such proportionality. Each initial director in Class I shall hold office for a term expiring at the 2000 annual meeting of stockholders, each initial director in Class II shall hold office for a term expiring at the 1999 annual meeting of stockholders, and each initial director in Class III shall hold office for a term expiring at the 1998 annual meeting of stockholders. Elections of directors need not be by written ballot.

          Notwithstanding the foregoing provisions of this Section 6.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal. Except as set forth below with respect to vacancies and newly created directorships, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

    6.2.  Removal.

          Except as otherwise provided pursuant to the provisions of this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, voting separately by series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of not less than 66-2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and only if notice of such proposal was contained in the notice of such meeting. At least 30 days prior to any meeting of stockholders where the removal of directors prior to expiration of their term in office will be considered, written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled in accordance with Section
6.3 hereof.

    6.3.  Vacancies and Change of Authorized Number.

          Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may only be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. In the event that one or more directors resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Notwithstanding the foregoing, whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of this Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may only be filled by a majority of the directors elected by such class or classes or series thereof in office, or by a sole remaining director so elected. Each director chosen in accordance with this Section 6.3 shall hold office until the next election of the class for which such director shall have been chosen, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

    6.4.  Directors Elected by Holders of Preferred Stock.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the certificate of designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 6 unless expressly provided by the certificate of designations.

    6.5.  Limitation of Liability.

          No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (c) for liability under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 6.5 shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

7.  ACTIONS BY STOCKHOLDERS.

    7.1.  Action at Meetings or By Unanimous Consent.

          Except as otherwise provided in this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders, and may not be effected by any consent in writing by such stockholders, unless such consent is unanimous.

    7.2.  Special Meetings of Stockholders.

          Special meetings of the stockholders may be called at any time but only by (a) the chairman of the board of the Corporation or (b) a majority of the directors in office, although less than a quorum.

8.  AMENDMENT OF CERTIFICATE OF INCORPORATION.

          Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Section 6 or Section 7 hereof, and this Section 8. Notice of any such proposed amendment, repeal or adoption shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend, alter, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law.

9.  AMENDMENT OF BYLAWS.

          In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), in order for the stockholders of the Corporation to amend or repeal the Bylaws of the Corporation, the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required.

                                                                    Attachment 1

             CERTIFICATE OF DESIGNATIONS OF THE POWERS, PREFERENCES
              AND RELATIVE, PARTICIPATING OR OTHER RIGHTS, AND THE
            QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF

                      SERIES A CONVERTIBLE PREFERRED STOCK
                               ($0.01 Par Value)

                                       OF
                              ITC/\DELTACOM, INC.

                               -----------------

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                               -----------------


          ITC/\DELTACOM, INC., a Delaware corporation (the "Corporation"), does hereby certify that the following resolutions were duly adopted by the Board of Directors of the Corporation pursuant to authority conferred upon the Board of Directors by Article 5.3 of the Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 5,000,000 shares of preferred stock, at a meeting of the Board of Directors:

          RESOLVED, that the issue of a series of preferred stock, $0.01 par value, of the Corporation is hereby authorized and the designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation, are hereby fixed as follows:

1.   NUMBER OF SHARES AND DESIGNATION

          1,750,000 shares of the preferred stock, $0.01 par value, of the Corporation are hereby constituted as a series of the preferred stock designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Without the consent of the then current holders of shares of Series A Preferred Stock as provided for herein, the number of authorized shares of Series A Preferred Stock may not be increased or decreased below the number of then currently outstanding shares of Series A Preferred Stock.

2.   DEFINITIONS

          For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

               "Acceptance Notice" shall have the meaning set forth in Section 9.3.

               "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

              "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.

               "Common Stock" shall mean the Common Stock of the Corporation, par value $0.01 per share.

               "Conversion Date" shall mean March 14, 2002.

               "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The "Initial Conversion Price" shall be obtained by multiplying $13.2378 by the Relative Fair Market Valuation of the Corporation (equivalent to the rate of one share of Common Stock for each share of Series A Preferred Stock).

               "Current Market Price" shall mean, as of a particular date, the average of the high bid and low asked prices per share of Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use, or such other exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted; or, if the Common Stock is not so traded or authorized to be quoted on any such exchange or inter-dealer quotation system, then the price per share of Common Stock most recently designated by the Board of Directors as the "fair market value" thereof for purposes of granting incentive stock options.

               "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

               "Notice" shall have the meaning set forth in Section 9.2.

               "Person" shall mean any individual, firm, partnership, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

               "Relative Fair Market Valuation of the Corporation" shall mean the fair market value of the Corporation expressed as a percentage of the ITC Holding Fair Market Value, determined as of the date the initial public offering price per share of the common stock of the Corporation (the "IPO Price") is established. The "ITC Holding Fair Market Value" shall be determined by the Board of

          Directors (or a committee thereof) of ITC West Point, Inc., by reference to the business and operations of ITC Holding Company, Inc. immediately prior to the transfer of assets and liabilities to ITC West Point, Inc. to be undertaken in connection with a corporate reorganization by ITC Holding Company, Inc. The fair market value of the Corporation will be determined by the Board of Directors of the Corporation (or a committee thereof), by reference to the IPO Price.

               "Securities" shall have the meaning set forth in Section 6.4.2.

               "Series A Preferred Liquidation Distribution" shall have the meaning set forth in Section 4.

               "Series A Preferred Stock" shall mean the series of preferred stock, $0.01 par value, of the Corporation designated as Series A Convertible Preferred Stock.

               "Shares" shall have the meaning set forth in Section 9.1.

               "Stockholder" shall have the meaning set forth in Section 9.1.

               "Subsidiaries" shall mean any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Corporation directly or indirectly through one or more intermediaries.

               "The Nasdaq Stock Market" shall mean the National Market System of The Nasdaq Stock Market, Inc.

               "Trading Day" means a day on which any exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted is open for the transaction of business.

               "Transaction" shall have the meaning set forth in Section 6.5.

               "Transfer" shall have the meaning set forth in Section 9.1.

               "Transfer Agent" means such agent or agents, if any, of the Corporation as may be designated by the Board of Directors of the Corporation as the transfer agent for the Series A Preferred Stock.

               "Transferring Stockholder" shall have the meaning set forth in
          Section 9.2.

3.    DIVIDENDS

      3.1.  Right to Receive Dividends

            The holders of shares of the Series A Preferred Stock shall be entitled to receive, when and if declared by the Board of Directors out of funds legally available therefor, dividends in an amount per share of Series A Preferred Stock equal to the dividends payable on the number of shares of Common Stock into which one share of Series A Preferred Stock is then convertible (assuming that the Conversion Date has already occurred), determined as of the date fixed for determining holders of shares of Common Stock entitled to receive such dividends. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on such record dates, not more than 60 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

      3.2.  Dividends on Other Stock

            So long as any shares of the Series A Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period, nor shall any shares ranking on a parity with the Series A Preferred Stock be redeemed or purchased by the Corporation or any Subsidiary, unless dividends have been or contemporaneously are declared and paid (or are declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock in an amount per share of Series A Preferred Stock equal to dividends declared and paid or payable on the number of shares of Common Stock into which one share of Series A Preferred Stock is then convertible (assuming that the Conversion Date has already occurred), in accordance with Section 3.1.

4.    LIQUIDATION PREFERENCE

            In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock, upon liquidation, dissolution or winding up, the holders of the shares of Series A Preferred Stock shall be entitled to receive the Initial Conversion Price per share plus an amount equal to all dividends declared and unpaid thereon to the date of final distribution to such holders (the "Series A Preferred Liquidation Distribution"). After the Series A Preferred Liquidation Distribution has been made and after the holders of shares of any other class or series of stock having preference over the Common Stock in the event of liquidation, dissolution or winding up have received the full preferential amounts to which they are entitled, the holders of shares of Common Stock and any other class or series of stock entitled to participate with the Common Stock in the event of liquidation, dissolution or winding up shall be entitled to receive out of the assets of the Corporation legally available for distribution to stockholders (whether capital or surplus) cash in amount per share equal to the amount of the Series A Preferred Liquidation Distribution. Thereafter, the holders of the Series A Preferred Stock shall be entitled to share ratably with the holders of the shares of Common Stock and any other class or series of stock entitled to participate with the Common Stock in the event of liquidation, dissolution or winding up, in any and all assets remaining to be paid or distributed, such that distributions shall be made in respect of each share of Series A Preferred Stock in an amount equal to the distributions made in respect of the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock and any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments in respect thereof, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale or transfer of all or substantially all of the Corporation's assets, (iii) a statutory share exchange or (iv) a spin-off of assets of the Corporation to its stockholders shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

5.    SHARES TO BE RETIRED

            All shares of Series A Preferred Stock purchased by the Corporation or converted shall be retired and canceled and shall be restored to the status of authorized but unissued shares of preferred stock, without designation as to series.

6.          CONVERSION

            Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

      6.1.  Right of Conversion

            Subject to and upon compliance with the provisions of this Section 6, a holder of shares of Series A Preferred Stock shall have the right, at his, her or its option, at any time after March 14, 2002, to convert any or all of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price and by surrender of such shares so to be converted by the holder thereof, such surrender to be made in the manner provided in Section 6.2. No shares of Series A Preferred Stock may be converted into fractional shares of Common Stock. Any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 6.3.

      6.2.  Exercise of Conversion Right

            In order to exercise the conversion right, the holder of each share of Series A Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent or, if no Transfer Agent has been appointed by the Corporation, at the principal office of the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert its shares of Series A Preferred Stock or a specified portion thereof. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

            Holders of shares of Series A Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and prior to such dividend payment date.

            As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his, her or its written order, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 6, (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificates less the number of shares being converted, and
      (iii) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 6.3.

            Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall upon delivery be duly and validly issued and fully paid and nonassessable.

      6.3.  No Fractional Shares Upon Conversion

            No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series A Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to such fraction of a share multiplied by the Current Market Price of one share of Common Stock as of the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

      6.4.  Adjustment of Conversion Price

            The Conversion Price shall be adjusted from time to time as follows:

            6.4.1. Stock Dividends, Reorganizations, Reclassifications

            In case the Corporation shall after the Issue Date (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock into a greater number of shares, (C) combine its outstanding Common Stock into a smaller number of shares or (D) issue any shares of capital stock by reclassification of its Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such share of Series A Preferred Stock been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this Section 6.4.1 shall become effective immediately after the close of business on the record date in the case of a dividend or distribution (except as provided in Section 6.8 below) and shall become effective immediately after the close of business on the record date in the case of a subdivision, combination or reclassification.

            6.4.2. Certain Other Distributions to Holders of Common Stock

            In case the Corporation shall distribute to all holders of its Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (other than a regular cash dividend that the Board of Directors determines, in good faith, can be maintained by the Corporation for at least four consecutive periods covering not less than one year and that the Board of Directors intends to maintain for at least four consecutive periods covering not less than one year, out of profits or surplus) or rights or warrants to subscribe for or purchase any of its securities (any of the foregoing being hereinafter in this Section 6.4.2 called the "Securities"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities for distribution to the holders of the Series A Preferred Stock upon the conversion of the shares of Series A Preferred Stock so that any such holder converting shares of Series A Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities, converted his or her shares of Series A Preferred Stock into Common Stock (such election to be based upon a determination by the Board of Directors that such reservation will not materially adversely affect the interests of any holder of Series A Preferred Stock in any such reserved Securities), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the date of such distribution by (II) a fraction, the numerator of which shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator of which shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in Section 6.8 below, after the record date for the determination of stockholders entitled to receive such distribution.

            6.4.3. No De Minimis Adjustments

            No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
      Section 6.4.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided further that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this Section 6.4.3) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest 1/100 of a share (with .005 of a share being rounded upward), as the case may be. Anything in this
      Section 6.4.3 to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by Section 6.4.3, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights or warrants to purchase stock or securities, or a distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

            6.4.4. No Adjustment Where Similar Dividend, Distribution, or
                   Issuance With Respect to Preferred Stock

            No adjustment in the Conversion Price shall be required in the event of any dividend, distribution or issuance to holders of shares of Common Stock pursuant to Sections 6.4.1 or 6.4.2 above if holders of shares of Series A Preferred Stock have received the same dividend, distribution or issuance in accordance with Section 3.

     6.5.   Certain Transactions

            In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which Section 6.4.1 applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred Stock which is not converted into the right to receive stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 6.5, and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock which will contain provisions enabling the holders of the Series A Preferred Stock which remains outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price immediately after such Transaction. The provisions of this Section 6.5 shall similarly apply to successive Transactions.

     6.6.   Notice of Certain Events

                   If:

                   (i) the Corporation shall declare a dividend (or any other distribution) on the Common Stock (other than a regular cash dividend that the Board of Directors determines can be maintained by the Corporation for at least four consecutive periods covering at least one year and that the Board of Directors intends to maintain for at least four consecutive periods covering at least one year out of profits or surplus); or

                   (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                   (iii) there shall be any reclassification of the Common Stock (other than an event to which Section 6.4.1 applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation;

            then in each such case the Corporation shall cause to be filed with the Transfer Agent, if any, and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date specified in clauses (A) and (B) below, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale or transfer is expected, that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

     6.7.   Notice of Adjustment in Conversion Price

            Whenever the Conversion Price is adjusted as herein provided, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall promptly mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at his, her or its last address as shown on the stock records of the Corporation.

     6.8.   Adjustment in Conversion Price and Record Dates

            In any case in which Section 6.4 provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6.3.

     6.9.   Determination of Number of Outstanding Shares of Common Stock

            For purposes of this Section 6, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

     6.10.  Adjustments Required by Multiple Sections

            If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

     6.11.  Other Actions Affecting Conversion Rights

            In case the Corporation shall take any action affecting the Common Stock, other than action described in this Section 6, that in the opinion of the Board of Directors would materially adversely affect the conversion rights of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances.

     6.12.  Reservation of Common Stock for Issuance Upon Conversion

            The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversion of the Series A Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred Stock not theretofore converted. For purposes of this
     Section 6.12, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     6.13.  Fully Paid and Nonassessable Shares Upon Conversion

            Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     6.14.  Listing of Shares Issuable Upon Conversion

            The Corporation shall use all reasonable efforts to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to such delivery, on any exchange or inter-dealer quotation system on which the Common Stock is principally traded or authorized to be quoted at such time.

     6.15.  Compliance with Laws and Regulatory Requirements

            Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation shall use all reasonable efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority, and any such conversion or delivery shall be subject to any applicable requirements of law or regulation.

     6.16.  Payment of Issue or Transfer Taxes

            The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

7.   RANKING

            Any class or classes of stock of the Corporation shall be deemed to rank:

            (a) prior to the Series A Preferred Stock, as to dividends or as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

            (b) on a parity with the Series A Preferred Stock, (A) as to dividends, if such stock shall be Common Stock or if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends in proportion to their respective amounts of declared and unpaid dividends per share, without preference or priority one over the other, or (B) as to distribution of assets upon liquidation, dissolution or winding up, whether or not the liquidation price per share thereof be different from that of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of liquidation prices, without preference or priority one over the other: and

            (c) junior to the Series A Preferred Stock, (A) as to dividends, if the holders of Series A Preferred Stock shall be entitled to the receipt of dividends in preference or priority to the holders of shares of such stock, or (B) as to distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such stock.

8.   VOTING

            (a) Except as herein provided or as otherwise from time to time required by law, holders of Series A Preferred Stock shall have no voting rights.

            (b) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time given in person or by proxy, either in writing or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                   (i) The authorization, creation or issuance, or any increase in the authorized or issued amount, of any class or series of stock ranking prior to Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

                   (ii) The increase in the authorized or issued amount of Series A Preferred Stock: or

                   (iii) The amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Certificate of Incorporation of the Corporation (including any of the provisions hereof) that would affect any right, preference or voting power of Series A Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized preferred stock or the creation and issuance of other series of preferred stock, or any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to affect such rights, preferences or voting powers.

9.   RESTRICTIONS ON TRANSFER; RIGHTS OF FIRST REFUSAL

     9.1.   Restrictions on Transfers

            Except as hereinafter provided, no holder of Series A Preferred Stock (a "Stockholder") shall sell, assign, transfer, give (whether by inter vivos transfer or, upon the death of any Stockholder, by testamentary disposition or pursuant to the laws of intestate succession), pledge, encumber or otherwise dispose of ("Transfer") all or any part of such Stockholder's shares of Series A Preferred Stock of the Corporation (the "Shares") to any person, trust, association, partnership, firm, corporation or other legal entity without the prior written consent of the Corporation.

     9.2.   Notice of Proposed Transfer

            Except for Transfers pursuant to Section 9.1 or 9.6, any Stockholder desiring to Transfer any of the Shares (the "Transferring Stockholder") prior to making a Transfer must give written notice to the Corporation of the portion of the Transferring Stockholder's Shares which the Transferring Stockholder desires to Transfer and all the proposed material terms and conditions of such Transfer (such notice is hereinafter referred to as the "Notice"). Such Notice shall constitute an offer by the Transferring Stockholder to sell to the Corporation, all, but not less than all, of the Shares which the Transferring Stockholder proposes to dispose of, upon the terms set forth in the Notice.

     9.3.   Acceptance of Offer by the Corporation or the Stockholders

            The Corporation may accept the offer of the Transferring Stockholder as set forth in the Notice, in whole or in part, by giving written notice of such acceptance (the "Acceptance Notice") at any time within 45 days following the date the Notice was delivered to the Corporation by the Transferring Stockholder.

     9.4.   Closing

            If the Offer of the Transferring Stockholder is accepted by the Corporation pursuant to Section 9.3 hereof, the closing of the purchase by the Corporation of the Shares being sold by the Transferring Stockholder shall be held at the main office of the Corporation within 30 days after the acceptance of the offer by the Corporation, on the date and at the time specified by the Corporation. At each such closing, (a) the Transferring Stockholder shall deliver (i) certificates representing the shares of stock to be transferred, endorsed in blank or accompanied by duly executed blank stock powers and (ii) appropriate representations that the Transferring Stockholder has good, valid and unencumbered title to the Shares being transferred and has transferred free and clear title thereto to the Corporation, and (b) the Corporation shall deliver the full amount of the purchase price set forth in the Notice by check or wire transfer of immediately available federal funds to an account designated by the Transferring Stockholder.

     9.5.   Sale of Series A Preferred Stock if Offered is Rejected

            If the Corporation does not accept the offer of the Transferring Stockholder in the manner herein provided, then the Transferring Stockholder shall be permitted to Transfer all of the Shares proposed to be Transferred; provided; however, that (i) such Transfer must be made to the transferee in strict accordance with the terms as described in the Notice; and (ii) such transfer must be consummated within 90 days following the delivery of the Notice to the Corporation on a date and at a time and place of which the Transferring Stockholder shall give the Corporation at least ten days' notice. The Corporation may designate an individual whom the Transferring Stockholder shall permit to attend the closing of such Transfer and to examine the documents implementing such Transfer. In the event the Transferring Stockholder fails to consummate such proposed Transfer prior to the expiration of such 90-day period, then prior to any subsequent Transfer of all or any portion of the Transferring Stockholder's Shares, the Transferring Stockholder shall be required to give the notice contemplated by Section 9.2, and the restrictions on Transfer and rights of first refusal contained herein shall again be applicable with respect thereto.

     9.6.   Permitted Transfers

            Notwithstanding the foregoing provisions of this Article 9, a Stockholder may at any time Transfer the Shares owned by it, to (i) any spouse or lineal descendant of such Stockholder, (ii) a parent, grandparent, brother or sister of such Stockholder, (iii) any trust established for the benefit of such Stockholder or any spouse or lineal descendent thereof, or (iv) any corporation in which such Stockholder owns all of the issued and outstanding capital stock. Any transfer specified in this Section 9.6 shall not be subject to any of the restrictions on transfer or rights of first refusal set forth in this Article 9.

     9.7.   Applicability of Restrictions on Transfer

            (a) The restrictions on Transfer and the right of first refusal with respect to the Shares shall terminate upon the date the Corporation becomes subject to the reporting requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

            (b) The rights of first refusal set forth in this Article 9 shall not apply to any proposed exchange to be effected pursuant to a merger or consolidation approved by the Stockholders or any proposed pledge by any Stockholder of any of the Shares to any financial institution as security for indebtedness of such Stockholder to such financial institution. However, any financial institution which accepts the pledge of Shares shall be subject to these restrictions on Transfer and the right of first refusal in the event of foreclosure on such Shares.

10.  RECORD HOLDERS

            The Corporation and any Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor any Transfer Agent shall be affected by any notice to the contrary.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be made under the seal of the Corporation and signed by J. Thomas Mullis, its Senior Vice President, General Counsel and Secretary, this 17th day of October, 1997.

                                        ITC/\DELTACOM, INC.



                                        By: /s/ J. Thomas Mullis
                                           ------------------------------
                                           J. Thomas Mullis
                                           Senior Vice President, General
                                           Counsel and Secretary

                           CERTIFICATE OF CORRECTION
                                    TO THE
                      CERTIFICATE OF OWNERSHIP AND MERGER
                  OF ITC HOLDING COMPANY, INC., WITH AND INTO
                              ITC/\DELTACOM, INC.



          ITC Holding Company, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:


          1.  The name of the Corporation is ITC Holding Company, Inc.


          2. A Certificate of Ownership and Merger of ITC Holding Company, Inc. was filed with the Secretary of State of the State of Delaware on October 20, 1997 and said Certificate of Ownership and Merger requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.


          3. The inaccuracies or defects of said Certificate of Ownership and Merger to be corrected are, among other things, that (i) the language "or issuable upon exercise of converted ITC Holding Options or upon conversion of shares of the ITC/\DeltaCom Preferred (as defined herein)" was omitted from paragraph (ii) of the third resolution on page 3 of Appendix A of said
                                                    ----------
Certificate of Ownership and Merger, (ii) the language "or issuable upon exercise of converted ITC Holding Options or upon conversion of shares of the ITC/\DeltaCom Preferred" was omitted from paragraph (iii ) of the third resolution on page 3 of Appendix A of said Certificate of Ownership and Merger,
                        ----------
and (iii) the last paragraph of Section 5.3.1 of Exhibit A to Appendix A of said
                                                 ---------    ----------
Certificate of Ownership and Merger contained a typographical error.


          4. Paragraphs (ii) and (iii) of the third resolution on page 3 of Appendix A of the Certificate of Ownership and Merger are corrected to read in
----------
their entirety as follows:

          (ii) each share of ITC Holding Common shall be converted into 2.304012 (assuming that there are 24,075,000 shares of common stock of ITC/\DeltaCom outstanding or issuable upon exercise of converted ITC Holding Options or upon conversion of shares of the ITC/\DeltaCom Preferred (as defined herein) immediately after such conversion) fully paid and nonassessable shares of common stock, par value $.01 per share, of ITC/\DeltaCom, having such rights, terms, and preferences as set forth in the ITC/\DeltaCom Charter (the "ITC/\DELTACOM COMMON") (the "COMMON STOCK CONVERSION RATIO"); provided, however, that no fractional shares of ITC/\DeltaCom Common shall be issued pursuant to such conversion, and in lieu of fractional shares of ITC/\DeltaCom Common resulting from such conversion, there shall be paid, upon surrender of certificates formerly representing shares of ITC Holding Common, to each holder of ITC Holding Common who otherwise would be entitled to receive a fractional share of ITC/\DeltaCom Common an amount of cash (without interest) determined by multiplying such fraction by the initial public offering price per share of ITC/\DeltaCom's common stock;

          (iii)  each share of ITC Holding Preferred shall be converted into
2.304012 (assuming that there are 24,075,000 shares of ITC/\DeltaCom Common outstanding or issuable upon exercise of converted ITC Holding Options or upon conversion of shares of ITC/\DeltaCom Preferred immediately after such conversion) fully paid and nonassessable shares of Series A Convertible Preferred Stock, par value $.01 per share, of ITC/\DeltaCom, having such rights, terms, and preferences, as are set forth in the Certificate of Designations attached as Attachment 1 to the ITC/\DeltaCom Charter (the "ITC/\DELTACOM
            ------------
PREFERRED"); provided, however, that no fractional shares of ITC/\DeltaCom Preferred shall be issued pursuant to such conversion, and in lieu of fractional shares of ITC/\DeltaCom Preferred resulting from such conversion, there shall be paid, upon surrender of certificates formerly representing shares of ITC Holding Preferred, to each holder of ITC Holding Preferred who otherwise would be entitled to receive a fractional share of ITC/\DeltaCom Preferred an amount of cash (without interest) determined by multiplying such fraction by the Initial Conversion Price for the ITC/\DeltaCom Preferred (as such term is defined in the Certificate of Designations for the ITC/\DeltaCom Preferred);


          5.  The last paragraph of Section 5.3.1 of Exhibit A to Appendix A of
                                                     ---------    ----------
said Certificate of Ownership and Merger is corrected to read in its entirety as follows:


          Pursuant to authority granted to the Board of Directors of the Corporation in the Corporation's original Certificate of Incorporation, on October 16, 1997, the Board of Directors of the Corporation duly adopted resolutions creating the Series A Convertible Preferred Stock, par value $.01 per share, of the Corporation, the rights, powers and preferences for which are set forth in Attachment 1 hereto and incorporated by reference herein and made
             ------------
an integral part hereof.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be made under the seal of the Corporation and signed by Dabsey M. Gray, its Vice President, Controller and Assistant Secretary, this 21st day of October, 1997.



                                    ITC HOLDING COMPANY, INC.



                                    By: /s/ Dabsey M. Gray
                                       ------------------------------
                                       Dabsey M. Gray
                                       Vice President, Controller and
                                       Assistant Secretary